UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the

Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2006

CapSource Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	1-31730 (Commission File Number)	84-1334453 (IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO (Address of Principal Executive Offices)	80302 (Zip Code)

Registrant’s telephone number, including area code:	(303) 245-0515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to amend Item 2.01 of the Current Report on Form 8-K filed by CapSource Financial, Inc. on May 5, 2006 to state the purchase price taking into account pre- and post-closing adjustments to the purchase price, and to amend Item 9.01 of such Current Report. This amendment provides the audited historical financial statements of the businesses acquired as required by Item 9.01(a) of Form 8-K and the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were not included in the Form 8-K filed on May 5, 2006.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 1, 2006, the Company, through its wholly-owned subsidiary CapSource Equipment Company, Inc., a Nevada corporation (“CECO”), entered into an Asset Purchase Agreement with Prime Time Equipment, Inc. (“Prime Time”), a Fontana, California based authorized California dealer for Hyundai Translead trailers and its shareholder, Kenneth Moore (the “Shareholder”), to purchase substantially all Prime Time’s assets and business for total consideration of approximately $2.0 million, of which $1,017,000 was paid in cash at closing, and the balance consisted of the assumption of certain liabilities that will be paid in due course. The transaction closed on May 1, 2006.

Under the terms of the Asset Purchase Agreement, CECO acquired all right, title and interest in and to substantially all of Prime Time’s business and assets, including fixed assets, inventory, customer lists, books and records and goodwill, including accounts receivable. CECO assumed certain of Prime Time’s liabilities, which are required to be paid or otherwise discharged over time. The acquisition is being accounted for as a purchase and the results of operations of Prime Time will be included in CapSource’s consolidated financial statements from the date of acquisition.

The Asset Purchase Agreement contained customary representations and warranties from the Shareholder and Prime Time, including representations and warranties about Prime Time’s business, assets, operations and liabilities. The Asset Purchase Agreement also included indemnification by the Shareholder and Prime Time for losses incurred by CECO and its affiliates, including their respective directors, officers, employees, agents and representatives that result from the inaccuracy or breach of any representation or warranty, or breach of any covenant or obligation under the Asset Purchase Agreement. Prime Time and the Shareholder also agreed to indemnify against losses arising from the operation of the business prior to the closing date and non-assumed liabilities arising as a result of the acquisition. Claims for indemnification against the Shareholder and Prime Time resulting from the inaccuracy or breach of representations or warranties may be made only if losses from all such claims exceed $25,000 in the aggregate, and the maximum indemnification for such claims is $500,000.

Under the Asset Purchase Agreement, Prime Time and the Shareholder have agreed not to engage in a business that is competitive with the business sold, or interfere with CECO’s business, for a period of five years following the closing from anywhere within the United States, Canada or Mexico.

A copy of the Asset Purchase Agreement was included as an exhibit to the Form 8-K filed on May 5, 2006.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of Prime Time as of and for the years ended December 31, 2005 and 2004 are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

The unaudited financial statements of Prime Time as of and for the three months ended March 31, 2006 and 2005 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information

Unaudited pro forma financial information as of December 31, 2005 and for the year ended December 31, 2005 and the three months ended March 31, 2006 is attached hereto as Exhibit 99.3 and is incorporated in its entirety herein by reference.

(d) Exhibits

10.1*	Prime Time Asset Purchase Agreement between the Company and Prime Time Equipment, Inc. dated May 1, 2006
23.1	Consent of Gordon, Hughes and Banks LLP, Independent Registered Public Accounting Firm.
99.1	Audited financial statements of Prime Time Equipment, Inc. as of and for the years ended December 31, 2005 and 2004 and Report of Independent Registered Public Accounting Firm therein.
99.2	Unaudited financial statements of Prime Time Equipment, Inc. as of and for the three months ended March 31, 2006 and 2005.
99.3	Unaudited pro forma financial information as of December 31, 2005 and for the year ended December 31, 2005 and for the three months ended March 31, 2006.

*	Previously filed as Exhibit 10.4 to CapSource’s Current Report on Form 8-K filed on May 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)
Date: July 14, 2006	By:	/s/ Steven E. Reichert
		Name:	Steven E. Reichert
		Title:	Vice President and General Counsel